Contact Information: Investor Relations 941-556-2601 investor-relations@ropertech.com	Roper Technologies, Inc.

Roper Technologies Announces Record Second Quarter Results

GAAP DEPS of $2.38; Adjusted DEPS of $3.07
Operating Cash Flow Increased 13% to $301 Million

Sarasota, Florida, July 25, 2019 ... Roper Technologies, Inc. (NYSE: ROP), a leading diversified technology company, reported financial results for the second quarter ended June 30, 2019.

Second quarter GAAP and adjusted revenue increased 3% to $1.33 billion. GAAP gross margin expanded 80 basis points to 63.9% and adjusted gross margin expanded 90 basis points to 64.0%. GAAP diluted earnings per share (“DEPS”) was $2.38, a 9% increase, while adjusted DEPS was $3.07, a 6% increase.

EBITDA increased 5% to $471 million and EBITDA margin expanded 70 basis points to 35.3%. Operating cash flow increased 13% to $301 million and free cash flow increased 14% to $286 million.

"Our diverse set of software and product businesses continued its strong execution in the second quarter with organic growth, margin expansion and, most important, excellent cash flow growth,” said Neil Hunn, Roper’s President and CEO.

“Our balance sheet positions us exceptionally well to continue executing against our active pipeline of high-quality acquisition opportunities," concluded Mr. Hunn.

Increasing 2019 Guidance

The Company now expects full year adjusted DEPS of $12.94 - $13.06, compared to previous guidance of $12.70 - $13.00.

For the third quarter of 2019, the Company expects adjusted DEPS of $3.16 - $3.20.

The Company’s guidance excludes the impact of unannounced future acquisitions or divestitures.

The Company’s agreement to divest its Gatan business to Thermo Fisher was terminated on June 10. As such, the Company’s guidance now includes Gatan for the full year.

Use of Non-GAAP Financial Information

The Company supplements its consolidated financial statements presented on a GAAP basis with certain non-GAAP financial information to provide investors with greater insight, increase transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making. Reconciliation of non-GAAP measures to their most directly comparable GAAP measures are included in the accompanying financial schedules or tables. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures prepared in accordance with GAAP, and the financial results prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated.

Conference Call to be Held at 8:00 AM (ET) Today

A conference call to discuss these results has been scheduled for 8:00 AM ET on Thursday, July 25, 2019. The call can be accessed via webcast or by dialing +1 888-204-4368 (US/Canada) or +1 929-477-0402, using confirmation code 3884712. Webcast information and conference call materials will be made available in the Investors section of Roper’s website (www.ropertech.com) prior to the start of the call. The webcast can also be accessed directly by using the following URL https://event.webcast. Telephonic replays will be available for up to two weeks and can be accessed by using the following registration URL https://event.replay with access code 3884712.

Table 1: Adjusted Revenue Reconciliation and Growth Detail ($M)

	Q2 2018	Q2 2019		V %
GAAP Revenue	$1,294	$1,330		3%
Purchase accounting adjustment to acquired deferred revenue	2	2	A
Adjusted Revenue	$1,296	$1,332		3%

Components of Adjusted Revenue Growth
Organic				2%
Acquisitions/Divestitures				2%
Foreign Exchange				(1)%
Total Adjusted Revenue Growth				3%

Table 2: Adjusted Gross Margin Reconciliation ($M)

	Q2 2018	Q2 2019		V% / Bps
GAAP Revenue	$1,294	$1,330		3%
Purchase accounting adjustment to acquired deferred revenue	2	2	A
Adjusted Revenue	$1,296	$1,332		3%

GAAP Gross Profit	$816	$850
Purchase accounting adjustment to acquired deferred revenue	2	2	A
Adjusted Gross Profit	$818	$852		4%

GAAP Gross Margin	63.1%	63.9%		+80 bps
Adjusted Gross Margin	63.1%	64.0%		+90 bps

Table 3: Adjusted EBITDA Reconciliation ($M)

	Q2 2018	Q2 2019		V% / Bps
GAAP Revenue	$1,294	$1,330		3%
Purchase accounting adjustment to acquired deferred revenue	2	2	A
Adjusted Revenue	$1,296	$1,332		3%

GAAP Net Earnings	228	250
Taxes	85	73
Interest Expense	43	45
Depreciation	13	12
Amortization	78	87
EBITDA	$447	$466		4%

Purchase accounting adjustment to acquired deferred revenue and commission expense	2	2	A
Transaction-related expenses for the Foundry acquisition B	—	3
Adjusted EBITDA	$449	$471		5%
% of Adjusted Revenue	34.6%	35.3%		+70 bps

Table 4: Adjusted DEPS Reconciliation C

	Q2 2018	Q2 2019		V %
GAAP DEPS	$2.19	$2.38		9%
Purchase accounting adjustment to acquired deferred revenue and commission expense	0.01	0.01	A
Amortization of acquisition-related intangible assets D	0.58	0.65
Transaction-related expenses for the Foundry acquisition B	—	0.03
Adjustment to income tax expense related to the gain on sale of Scientific Imaging businesses E	—	0.01
Recognition of deferred tax expense due to held-for-sale classification of Gatan	0.10	—
Measurement period adjustment to 2017 provisional income tax amounts resulting from the Tax Cuts and Jobs Act	0.01	—
Rounding	—	(0.01)
Adjusted DEPS	$2.89	$3.07		6%

Table 5: Cash Flow Reconciliation ($M)

	Q2 2018	Q2 2019	V %
Operating Cash Flow	$266	$301	13%
Capital Expenditures	(13)	(12)
Capitalized Software Expenditures	(3)	(3)
Free Cash Flow	$250	$286	14%

Table 6: Forecasted Adjusted DEPS Reconciliation C

	Q3 2019		Full Year 2019
	Low End	High End	Low End	High End
GAAP DEPS	$2.50	$2.54	$11.15	$11.27
Amortization of acquisition-related intangible assets D	0.65	0.65	2.58	2.58
Purchase accounting adjustment to acquired deferred revenue F	0.01	0.01	0.03	0.03
Gain on sale of Scientific Imaging businesses G	—	—	(0.85)	(0.85)
Transaction-related expenses for the Foundry acquisition B	—	—	0.03	0.03
Adjusted DEPS	$3.16	$3.20	$12.94	$13.06

A. Q2'19 acquisition-related fair value adjustment to deferred revenue related to the acquisition of Foundry ($2M pretax, $1M after-tax).

B.	Transaction-related expenses for the Foundry acquisition ($3M pretax, $3M after-tax).

C.	All 2018 and 2019 adjustments taxed at 21%, except for the gain on sale of the Scientific Imaging businesses which was taxed at 25%.

D.
Actual results and forecast of estimated amortization of acquisition-related intangible assets ($M, except per share data); for comparison purposes, prior period amounts are also shown below. Tax rate of 21% applied to amortization.

	Q2 18A	Q2 19A	Q3 19E	FY 19E
Pretax	$77	$86	$87	$343
After-tax	$61	$68	$69	$271
Per share	$0.58	$0.65	$0.65	$2.58

E.	Adjustment to income tax expense related to sale of Scientific Imaging businesses ($1M).

F.	Forecasted acquisition-related fair value adjustments to acquired deferred revenue of Foundry and PowerPlan as shown below ($M, except per share data).

	Q3 19E	FY 19E
Pretax	$1	$5
After-tax	$1	$4
Per share	$0.01	$0.03

G.	Gain on sale of Scientific Imaging businesses ($120M pretax, $89M after-tax).

Note: Numbers may not foot due to rounding.

About Roper Technologies

Roper Technologies is a constituent of the S&P 500, Fortune 1000, and the Russell 1000 indices. Roper operates businesses that design and develop software (both license and software-as-a-service) and engineered products and solutions for a variety of niche end markets. Additional information about Roper is available on the Company’s website at www.ropertech.com.

The information provided in this press release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements may include, among others, statements regarding operating results, the success of our internal operating plans, and the prospects for newly acquired businesses to be integrated and contribute to future growth, profit and cash flow expectations. Forward-looking statements may be indicated by words or phrases such as "anticipate," "estimate," "plans," "expects," "projects," "should," "will," "believes," "intends" and similar words and phrases. These statements reflect management's current beliefs and are not guarantees of future performance. They involve risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement. Such risks and uncertainties include our ability to identify and complete acquisitions consistent with our business strategies, integrate acquisitions that have been completed, realize expected benefits and synergies from, and manage other risks associated with, the newly acquired businesses. We also face other general risks, including our ability to realize cost savings from our operating initiatives, general economic conditions and the conditions of the specific markets in which we operate, changes in foreign exchange rates, difficulties associated with exports, risks associated with our international operations, increased product liability and insurance costs, increased warranty exposure, future competition, changes in the supply of, or price for, parts and components, environmental compliance costs and liabilities, risks and cost associated with asbestos related litigation, potential write-offs of our substantial intangible assets, and risks associated with obtaining governmental approvals and maintaining regulatory compliance for new and existing products. Important risks may be discussed in current and subsequent filings with the SEC. You should not place undue reliance on any forward-looking statements. These statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

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Roper Technologies, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (unaudited)
(Amounts in millions)

	June 30, 2019	December 31, 2018
ASSETS:

Cash and cash equivalents	$320.8	$364.4
Accounts receivable, net	698.2	700.8
Inventories, net	203.5	190.8
Income taxes receivable	34.3	21.7
Unbilled receivables	206.6	169.4
Other current assets	88.9	80.0
Current assets held for sale	50.0	83.6
Total current assets	1,602.3	1,610.7

Property, plant and equipment, net	134.2	128.7
Goodwill	9,657.7	9,346.8
Other intangible assets, net	3,943.1	3,842.1
Deferred taxes	92.1	52.2
Other assets	381.7	101.1
Assets held for sale	97.2	167.9

Total assets	$15,908.3	$15,249.5

LIABILITIES AND STOCKHOLDERS' EQUITY:

Accounts payable	$162.2	$165.3
Accrued compensation	186.8	248.3
Deferred revenue	729.1	677.9
Other accrued liabilities	288.1	258.0
Income taxes payable	46.8	58.3
Current portion of long-term debt, net	2.1	1.5
Current liabilities held for sale	28.1	38.9
Total current liabilities	1,443.2	1,448.2

Long-term debt, net of current portion	4,718.9	4,940.2
Deferred taxes	948.9	931.1
Other liabilities	425.8	191.5
Liabilities held for sale	20.5	—
Total liabilities	7,557.3	7,511.0

Common stock	1.1	1.1
Additional paid-in capital	1,840.5	1,751.5
Retained earnings	6,771.0	6,247.7
Accumulated other comprehensive loss	(243.2)	(243.3)
Treasury stock	(18.4)	(18.5)
Total stockholders' equity	8,351.0	7,738.5

Total liabilities and stockholders' equity	$15,908.3	$15,249.5

Roper Technologies, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings (unaudited)
(Amounts in millions, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Net revenues	$1,330.3	$1,293.7	$2,617.5	$2,496.2
Cost of sales	480.3	477.8	956.9	929.8
Gross profit	850.0	815.9	1,660.6	1,566.4

Selling, general and administrative expenses	481.6	461.6	945.8	911.9
Income from operations	368.4	354.3	714.8	654.5

Interest expense, net	45.1	43.2	88.8	86.4
Other income (expense), net	(1.0)	2.3	(4.1)	0.6
Gain on disposal of business	—	—	119.6	—

Earnings before income taxes	322.3	313.4	741.5	568.7

Income taxes	72.6	85.0	122.2	129.0

Net earnings	$249.7	$228.4	$619.3	$439.7

Net earnings per share:
Basic	$2.40	$2.21	$5.97	$4.26
Diluted	$2.38	$2.19	$5.90	$4.22

Weighted average common shares outstanding:
Basic	103.9	103.2	103.7	103.1
Diluted	105.1	104.4	104.9	104.3

Roper Technologies, Inc. and Subsidiaries
Selected Segment Financial Data (unaudited)
(Amounts in millions; percentages of net revenues)

	Three Months Ended June 30,				Six Months Ended June 30,
	2019		2018		2019		2018
	Amount	%	Amount	%	Amount	%	Amount	%
Net revenues:
Application Software	$390.6		$358.2		$771.8		$682.1
Network Software & Systems	366.8		333.9		712.5		647.8
Measurement & Analytical Solutions	408.4		425.8		810.2		829.8
Process Technologies	164.5		175.8		323.0		336.5
Total	$1,330.3		$1,293.7		$2,617.5		$2,496.2

Gross profit:
Application Software	$262.7	67.3%	$242.9	67.8%	$516.1	66.9%	$456.8	67.0%
Network Software & Systems	252.7	68.9%	225.4	67.5%	491.7	69.0%	438.1	67.6%
Measurement & Analytical Solutions	240.2	58.8%	249.9	58.7%	471.4	58.2%	483.9	58.3%
Process Technologies	94.4	57.4%	97.7	55.6%	181.4	56.2%	187.6	55.8%
Total	$850.0	63.9%	$815.9	63.1%	$1,660.6	63.4%	$1,566.4	62.8%

Operating profit*:
Application Software	$98.4	25.2%	$97.7	27.3%	$189.8	24.6%	$167.9	24.6%
Network Software & Systems	129.2	35.2%	115.6	34.6%	254.5	35.7%	221.6	34.2%
Measurement & Analytical Solutions	130.3	31.9%	128.3	30.1%	248.4	30.7%	243.7	29.4%
Process Technologies	57.2	34.8%	57.6	32.8%	107.3	33.2%	107.9	32.1%
Total	$415.1	31.2%	$399.2	30.9%	$800.0	30.6%	$741.1	29.7%

*Segment operating profit is before unallocated corporate general and administrative expenses; these expenses were $46.7 and $44.9 for the three months ended June 30, 2019 and 2018, respectively, and $85.2 and $86.6 for the six months ended June 30, 2019 and 2018, respectively.

Roper Technologies, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (unaudited)
(Amounts in millions)

	Six months ended June 30,
	2019	2018
Cash flows from operating activities:
Net earnings	$619.3	$439.7
Adjustments to reconcile net earnings to cash flows from operating activities:
Depreciation and amortization of property, plant and equipment	23.4	25.2
Amortization of intangible assets	169.4	153.0
Amortization of deferred financing costs	3.3	3.2
Non-cash stock compensation	54.3	54.0
Gain on disposal of businesses, net of associated income tax	(88.5)	—
Changes in operating assets and liabilities, net of acquired businesses:
Accounts receivable	38.5	(28.4)
Unbilled receivables	(37.0)	(24.0)
Inventories	(18.4)	(15.2)
Accounts payable and accrued liabilities	(94.0)	(30.8)
Deferred revenue	51.2	39.5
Income taxes, excluding tax associated with gain on disposal of businesses	(77.6)	(61.7)
Cash tax paid for gain on disposal of businesses	(39.4)	—
Other, net	(13.4)	(6.7)
Cash provided by operating activities	591.1	547.8

Cash flows used in investing activities:
Acquisitions of businesses, net of cash acquired	(539.2)	(1,182.3)
Capital expenditures	(27.9)	(23.1)
Capitalized software expenditures	(4.9)	(4.4)
Proceeds from disposal of business	220.5	—
Other, net	(2.6)	(0.8)
Cash used in investing activities	(354.1)	(1,210.6)

Cash flows from (used in) financing activities:
Borrowings (payments) under revolving line of credit, net	(225.0)	465.0
Cash dividends to stockholders	(95.6)	(84.5)
Proceeds from stock-based compensation, net	33.0	32.7
Treasury stock sales	3.6	2.8
Other	1.1	0.4
Cash provided by (used in) financing activities	(282.9)	416.4

Effect of foreign currency exchange rate changes on cash	2.3	(3.1)

Net decrease in cash and cash equivalents	(43.6)	(249.5)

Cash and cash equivalents, beginning of period	364.4	671.3

Cash and cash equivalents, end of period	$320.8	$421.8